UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2021 (the “Effective Date”), SunPower Corporation (the “Company”) entered into Amendment No. 6 (the “Amendment”) to the Affiliation Agreement (the “Affiliation Agreement”), dated as of August 28, 2011, by and among the Company, TotalEnergies Solar INTL SAS (formerly known as Total Gas & Power USA SAS), and TotalEnergies Gaz Electricité Holdings SAS (formerly known as Total Gaz Electricité Holdings SAS) (together, “Total”). The Amendment provides for the extension of certain temporary adjustments to the composition of the Company’s Board of Directors (the “Board”) previously effected via Amendment No. 5 to the Affiliation Agreement (the “Previous Amendment”), including (i) maintaining the size of the Board at 11 directors through March 31, 2022 (the “Second Reversion Date”); (ii) providing that the vacancy created by the resignation of Thomas H. Werner from the Board on November 1, 2021 (the “Reversion Date”), as provided for in the Previous Amendment, shall be filled with a Disinterested Director (as such term is defined in the Affiliation Agreement), with the Chief Executive Officer of the Company thereafter serving as the Chairman of the Board; and (iii) providing that, upon the Second Reversion Date, (A) one of the Disinterested Directors, in consultation with the Nominating and Corporate Governance Committee of the Board, shall resign from his or her position on the Board, and (B) Total shall as promptly as practicable cause one of its designated members to resign from the Board, and (C) the Board shall take all necessary action to reduce the size of the Board to nine directors.

The foregoing description of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this current report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, as previously planned and disclosed, Thomas H. Werner resigned from the Board, and as Chairman of the Board. The seat previously held by Mr. Werner will be filled pursuant to the Amendment, with a Disinterested Director appointed by the Board. Mr. Werner is expected to continue to advise the Board on policy and legacy operations matters for a period of time.

Also as previously planned and announced, Peter Faricy was appointed as Chairman of the Board effective upon Mr. Werner’s resignation from such position.

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2021, SunPower Corporation, a Delaware corporation (the “Company”), issued a press release, included as Exhibit 99.1 hereto, announcing its results of operations for its third quarter ended October 3, 2021.

The information furnished in Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 6 to Affiliation Agreement, dated as of October 29, 2021, by and among the Company, TotalEnergies Solar INTL SAS (formerly known as Total Gas & Power USA SAS), and TotalEnergies Gaz Electricité Holding SAS (formerly known as Total Gaz Electricité Holding SAS)

99.1	Press release dated November 3, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 3, 2021	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer